Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Quarterly Report of Catalyst Resource Group, Inc. (the "Company") on Form 10-Q/A for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henry D. Fahman, Interim President of the Company, certifies to the best of his knowledge, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 19, 2012

CATALYST RESOURCE GROUP, INC.

By: /s/ Henry D. Fahman

Henry D. Fahman

Interim President